Exhibit 99.1

AgriFORCE Growing Systems (AGRI) Announces Shareholder Approval in Support of First Publicly-Traded Avalanche-Focused Company on Nasdaq

NEW YORK, Oct. 27, 2025 /PRNewswire/ – AgriFORCE Growing Systems Ltd. (Nasdaq: AGRI) (the “Company”) announced today that it has obtained shareholder approval to complete its previously announced transaction in support of becoming the first publicly-traded company dedicated to maximize ownership of AVAX, the native token of the Avalanche network.

AGRI shareholders voted overwhelmingly in favor of closing the transaction, which includes an approximately $300 million private investment (PIPE), led by Hivemind Capital, as well as in support of all other measures put to a shareholder vote at the Annual Meeting held today. The completion of this transaction will position the Company as the first Nasdaq-listed entity with a primary mission centered on the Avalanche ecosystem. The transaction is expected to close on or about October 30, 2025, subject to satisfaction of customary closing conditions.

“We thank our shareholders for their overwhelming support of the transaction with over 95% of voted shares having been voted in favor of our transformation,” said Jolie Kahn, Chief Executive Officer of the Company. “This approval affirms the strategic vision behind this transaction to create long-term value by prioritizing a results driven strategy which is based upon innovation in conjunction with the changing architecture of financial markets.”

Following the closing of the transaction, the Company will change its name to AVAX One and associated ticker symbol to better reflect its new strategic focus on the Avalanche ecosystem. This change will be announced separately upon completion.

“Today’s vote affirms the compelling vision we presented and our shareholders clearly share: to build the premier, institutional-grade gateway to the Avalanche ecosystem,” said Matt Zhang, Founder of Hivemind and nominated Chairman of the Board. “With this mandate from shareholders, we can now proceed to close the transaction and begin the focused work of accumulating AVAX strategically and creating the Berkshire Hathaway of the onchain financial economy.”

Avalanche is a high-speed, institutional-grade blockchain designed to be a foundational digital settlement layer for the future of finance. Its technology allows global leaders like KKR, Apollo and J.P. Morgan Chase to launch their own custom, compliant blockchains for the tokenization of real-world assets. The network is secured by more than $6.9 billion in staked assets.

The goal of the Company’s digital asset treasury strategy is to own more than $700 million worth of AVAX tokens, making it a foundational partner in the growing ecosystem. The Company’s capital raise strategy will consist of the anticipated successfully raised and shareholder approved approximately $300 million PIPE, and further near term capital raising activities to raise up to an additional $250 million through various measures including our At The Market program and other equity and/or institutional debt grade offerings.

About AgriFORCE Growing Systems Ltd.

Upon a name change to be implemented in the coming weeks, AVAX One will be the first NASDAQ-listed company with a dedicated mission to provide pure-play exposure to the Avalanche ecosystem. The Company’s primary strategy will be to maximize AVAX per-share accretion for its shareholders through a disciplined, professionally managed approach to execute its digital asset treasury. Led by a team of veterans from institutional finance and public company backgrounds and advised by leaders from across the digital asset industry, AVAX One is being built to be a premier, regulated gateway for public market investors to participate in the growth of the onchain economy.

AVAX One will continue to operate its existing business AgriFORCE, a high-conviction, energy-led technology company operating at the convergence of digital infrastructure and clean power. Through its TerraHash Digital™ division, the Company builds and operates decentralized compute platforms powered by mobile, off-grid, natural gas systems.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the anticipated benefits and timing of the completion of the proposed offering and related transactions, the intended use of proceeds from the PIPE offering, expectations regarding future capital raising activity, the assets to be held by the Company, expectations regarding adoption of the Avalanche network, the expected future market, price and liquidity of the digital assets the Company acquires, the macro and political conditions surrounding digital assets, the Company’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other entities in similar business strategies, technological and market trends, future financial condition and performance, the expected financial impacts of the proposed transactions described herein, and the timing of the closing of the PIPE offering. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the transactions and the proposed AVAX strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of AVAX and other cryptocurrencies; the risk that the price of the Company’s securities may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries and markets in which the Company does and will operate (including the applicable digital assets market); risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in the Company’s filings with the SEC. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The statements made in this press release are not intended to be projections of the Company’s future results nor an offer of a future securities transaction by the Company. Any offering in the future will be made through compliance with all applicable regulations and the filing of appropriate documents with the SEC, as required under those regulations.